                                                                     EXHIBIT 4.2


                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of July 1, 2003, by and among ACACIA RESEARCH CORPORATION, a Delaware corporation (the "Purchaser") and the individuals set forth on the signature page hereto (each, a "Seller" and, collectively the "Sellers"). Capitalized terms used herein shall have the meanings set forth in Article 5.


                                R E C I T A L S :
                                - - - - - - - -


         WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, shares of the Common Stock of Advanced Material Sciences, Inc., a Delaware corporation ("AMS"), for the consideration set forth herein.

         WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 5.1.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF SHARES

         1.1 PURCHASE AND SALE. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions, set forth herein, each Seller agrees to sell to the Purchaser and the Purchaser agrees to purchase from each Seller that number of shares of common stock of AMS (collectively the "AMS Shares") set forth next to such Seller's name on the signature page hereto in exchange for that number of shares of the Purchaser's Acacia Research-CombiMatrix Common Stock (collectively the "Acacia Shares") set forth next to such Seller's name on the signature page hereto.

         1.2 THE CLOSING OF PURCHASE AND SALE OF COMMON STOCK. The purchase and sale described in Section 1.1 shall take place at a closing (the "Closing") to be held at the offices of the Purchaser, 500 Newport Center Drive, Suite 700, Newport Beach, California 92660, on July 1, 2003. At the Closing, the Sellers shall convey and deliver stock certificate(s), duly endorsed for transfer to the Purchaser or accompanied by a duly executed stock assignment separate from certificate, evidencing the AMS Shares against delivery by Purchaser to Sellers of stock certificates representing the Acacia Shares.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES BY PURCHASER

         The Purchaser represents, warrants, agrees, and covenants as follows:

         2.1 AUTHORIZATION.

                  (a) The Purchaser is duly authorized to execute and deliver this Agreement and instruments executed in connection herewith.

                  (b) The Purchaser is a duly organized and validly existing corporation in good standing under the laws the State of Delaware and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. The Purchaser is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the nature of the respective business conducted or property owned by it makes such qualification necessary.

                  (c) This Agreement and each other agreement and instrument contemplated hereby constitute the valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally.

                  (d) The execution, delivery and performance of this Agreement will not breach, violate or conflict with its Restated Certificate of Incorporation or Amended and Restated Bylaws or any material agreement to which Purchaser is a party or by which it is bound.

                  (e) Other than consents or approvals under state and federal securities laws, rules and regulations, no consent or approval of any Person (as defined in Section 5.1 below) is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by the Purchaser which has not heretofore been obtained.

         2.2 ACACIA SHARES. The Acacia Shares have been duly authorized, are validly issued and are fully paid and nonassessable.

         2.3 OTHER. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Sellers for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser and the Purchaser agrees to indemnify and hold the Sellers harmless against any such commissions, fees or other compensation.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller represents, warrants, and covenants as follows:

         3.1 NO SOLICITATION. The Agreement was in no way a result of a solicitation of the Seller by the Purchaser. The transactions contemplated by this Agreement resulted from an unsolicited offer by the Sellers to exchange their AMS Shares for the Acacia Shares.

         3.2 DUE DILIGENCE EXAMINATION. Each Seller and his advisers have relied on their own examination of reports filed by the Purchaser under the Securities Act, the Exchange Act and other publicly available information relating to the Purchaser and the Purchaser's business and finances (collectively, the "Information"), and any and all other information deemed relevant by the Seller in order to make an informed investment decision regarding this Agreement, and have reviewed and received such Information and understand the Information and this Agreement. Without limiting the foregoing, each Seller acknowledges that it has received and reviewed the following:

                  (a) the Purchaser's proxy statement, dated November 8, 2002;

                  (b) the Purchaser's Annual Report on Form 10-K for the year ended December 31, 2002;

                  (c) the Purchaser's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

                  (d) the Purchaser's proxy statement, dated April 10, 2003.

         3.3 SOPHISTICATION. Each Seller has such knowledge and experience in financial, tax, and business matters so as to enable such Seller to utilize the information made available to the undersigned in connection with this Agreement to evaluate the merits and risks of such and to make an informed investment decision with respect thereto. No Seller is relying on the Purchaser with respect to the legal, tax, and other economic considerations of this Agreement and has obtained, or had the opportunity to obtain the advice of such Seller's own legal, tax and other advisors.

         3.4 COOPERATION. Each Seller hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Purchaser is subject, including, without limitation, such additional information as the Purchaser may deem appropriate with regard to such Seller's suitability.

         3.5 GOOD AND MARKETABLE TITLE. Each Seller has, and at the Closing, the Purchaser will receive, good and marketable title to the AMS Shares owned by such Seller, free and clear of all liens, claims, security interests, charges and encumbrances.

         3.6 AUTHORITY; ENFORCEABLE AGREEMENTS.

                  (a) Each Seller has full legal capacity and authority to enter into, execute and deliver this Agreement and each other agreement and instrument executed in connection herewith.

                  (b) This Agreement and such other agreements and instruments contemplated hereby constitute the valid and binding obligations of each Seller, enforceable against each Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally.

                  (c) The execution, delivery and performance of this Agreement will not breach, violate or conflict with any agreement to which any Seller is a party or by which it is bound.

                  (d) No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement or any other agreements and instruments by which any of the Sellers is bound which has not heretofore been obtained.

         3.7 INVESTMENT. Each Seller is acquiring the Acacia Shares for investment for his, her or its own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. The Acacia Shares received by the Seller will be restricted securities. Each Seller understands that the Acacia Shares to be acquired hereunder have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Sellers' investment intent and the accuracy of the Sellers' representations as expressed herein. No Seller has offered or sold any portion of the Acacia Shares being acquired nor does any Seller have any contract, understanding, agreement or arrangement with any person or with respect to any portion of the Acacia Shares. Each Seller acknowledges that the Acacia Shares being acquired hereunder must be held indefinitely unless the transfer thereof is registered under the Securities Act or unless an exemption from such registration is available, and that each share certificate representing the Acacia Shares shall bear a legend setting forth the restrictions on the transfer thereof substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

Each Seller is an "accredited investor" as defined in Rule 501 under the Securities Act. In connection with the foregoing, each Seller has delivered to Purchaser a completed and executed a Confidential Purchaser Questionnaire in the form attached hereto as Schedule 1.

         3.8 RULE 144. Each Seller acknowledges that he, she or it is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Purchaser, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations except as provided in Rule 144(k).

         3.9 INDEMNIFICATION. Each Seller agrees, jointly and severally, to indemnify and hold harmless the Purchaser against and in respect of any loss, liability, damage, claim or expense resulting from any breach of any representation, warranty, covenant or agreement by him, her or it contained in this Agreement.

         3.10 ACACIA RESEARCH--COMBIMATRIX STOCK. Each Seller acknowledges that the Purchaser's Acacia Research-CombiMatrix common stock, including the Acacia Shares, and the Purchaser's Acacia Research-Acacia Technologies common stock are both classes of common stock of the Purchaser, and as such remain subject to all risks associated with an investment in the Purchaser and all of Purchaser's businesses, assets and liabilities. Each Seller further acknowledges that although the Acacia Research-CombiMatrix common stock and the Acacia Research-Acacia Technologies common stock are intended to reflect the performance of different business groups within the Purchaser, they are not stock issued by the separate groups and accordingly the market values of the two classes may not in fact reflect the performance of the separate groups.

         3.11 OTHER. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by any Seller and the Sellers agree, jointly and severally, to indemnify and hold the Purchaser harmless against any such commissions, fees or other compensation.

                                   ARTICLE 4

                REGISTRATION RIGHTS WITH RESPECT TO ACACIA SHARES

         4.1 REGISTRATION RIGHTS.

                  (a) REGISTRATION. The Purchaser will file a Registrations Statement with the SEC for the resale of the Acacia Shares within sixty (60) days of the date hereof. Subject to the provisions of this Agreement, the Purchaser shall use its reasonable efforts to cause such Registration Statement to be declared effective by the SEC as promptly as shall be practicable. Purchaser shall use its best efforts to keep such Registration Statement in effect until Sellers have sold or otherwise distributed all of the Acacia Shares or until such Acacia Shares may be traded without restriction pursuant to paragraph (k) of Rule 144, if applicable. Purchaser acknowledges and agrees that time is of the essence with respect to the liquidity of the Acacia Shares. Sellers shall promptly notify the Purchaser of the proposed manner of sale of any Acacia Shares to be sold pursuant to such Registration Statement other than in an unsolicited brokers' transaction including only usual and customary brokers' commissions. No Seller shall undertake any such transactions other than unsolicited brokers' transaction including only usual and customary brokers' commissions unless (i) such Seller shall have furnished all information required to be disclosed in any related prospectus supplement, and (ii) such Seller shall have agreed in writing to bear all costs of registration and related expenses (including attorneys' fees).

                  (b) SUSPENSION OF EFFECTIVENESS. The Purchaser's obligations under Section 4.1 (a) above shall not restrict its ability to suspend the effectiveness of, or direct any Seller not to offer or sell securities under, the Registration Statement, at any time, for such reasonable period of time which the Purchaser believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Purchaser. In addition, the Purchaser shall not be required to keep the Registration Statement effective, or may, without suspending such effectiveness, instruct any Seller not to sell such securities, during any period during which the Purchaser is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales.

                  (c) HOLDBACK AGREEMENT. In the event of any filing of a prospectus supplement or the commencement of an underwritten public distribution of the Purchaser's Common Stock under a Registration Statement, each Seller agrees not to effect any public sale or distribution of the Purchaser's Common Stock, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during a period designated by the Purchaser in a written notice duly given to the Sellers, which period shall commence approximately 14 days prior to the effective date of any such filing of such prospectus supplement or the commencement of such underwritten public distribution of such Purchaser's Common Stock under a Registration Statement and shall continue for up to 180 consecutive days.

                  (d) REGISTRATION PROCEDURES. Except as otherwise expressly provided herein, in connection with any registration of the Acacia Shares pursuant to this Agreement, the Purchaser shall:

                  (i) furnish to each Seller one or more copies of the definitive final prospectus filed with the SEC;

                  (ii) notify the Sellers, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such Registration Statement (including any document to be incorporated by reference therein) contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any Seller, the Purchaser shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Acacia Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Seller any such supplement or amendment; and

                  (iii) notify each Seller promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Registration Statement, the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose and the Purchaser shall promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (3) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Acacia Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         The Purchaser may require each Seller to furnish to the Purchaser such information regarding him, her or itself and the distribution of such Acacia Shares as the Purchaser may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration. Each Seller agrees, by his acquisition of the Acacia Shares and his, her or its acceptance of the benefits provided to it hereunder, to furnish promptly to the Purchaser all information required to be disclosed in order to make any previously furnished information not materially misleading.

         Each Seller agrees, in connection with any disposition of the Acacia Shares, to comply with all applicable prospectus delivery requirements of the SEC. Each Seller further agrees that upon receipt of any notice from the Purchaser of the happening of any event of the kind described herein requiring the cessation of the distribution of a prospectus or the distribution of a supplemented or amended prospectus, such Seller will forthwith discontinue disposition of the Acacia Shares pursuant to the Registration Statement covering such Acacia Shares until the Seller's receipt of the copies of the supplemented or amended prospectus contemplated by this Agreement, or until it is advised in writing by the Purchaser that the use of the prospectus may be resumed, and, if so directed by the Purchaser, the Sellers will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies then in the Sellers' possession, of the prospectus covering such Acacia Shares current at the time of receipt of such notice.

                  (e) REGISTRATION EXPENSES. All expenses incident to the Purchaser's performance of or compliance with the registration of shares pursuant to this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses of counsel for the Purchaser and its independent certified public accountants, (all such expenses being herein called "Registration Expenses") will be borne by the Purchaser; provided that in no event shall Registration Expenses payable by the Purchaser include any (i) underwriting discounts, commissions, or fees attributable to the sale of the Acacia Shares,
(ii) fees and expenses of any counsel, accountants, or other persons retained or employed by any Seller, or (iii) transfer fees, if any.

                  (f) ASSIGNMENT OR TRANSFER. The rights granted to the Sellers pursuant to this Article 4 shall not be, directly or indirectly, assigned, or transferred.

                                   ARTICLE 5

                                   DEFINITIONS

         5.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACACIA SHARES" shall have the meaning assigned to that term in Section 1.1 of this Agreement.

                  "AGREEMENT" means this Common Stock Purchase Agreement, including all Schedules, as from time to time amended and in effect between the parties hereto.

                  "AMS SHARES" shall have the meaning assigned to that term in
Section 1.1 of this Agreement.

                  "CLOSING" shall have the meaning assigned to that term in
Section 1.2 of this Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as shall be in effect at the time.

                  "INFORMATION" shall have the meaning assigned to that term in
Section 3.2 of this Agreement.

                  "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "PURCHASER" shall have the meaning assigned to that term in the preamble to this Agreement.

                  "REGISTRATION STATEMENT" means the registration statement or comparable document under the Securities Act through which a public sale or disposition of the Acacia Shares may be registered, including the prospectus, amendments and supplements to such registration statement, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

                  "SEC" means the Securities and Exchange Commission and successors thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as shall be in effect at the time.

                  "SELLERS" shall have the meaning assigned to that term in the preamble to this Agreement.

                                   ARTICLE 6

                                  MISCELLANEOUS

         6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         6.2 AMENDMENTS, WAIVERS AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, no changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may not be omitted or waived, without the prior written consent of the parties. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.3 ADDRESSES OR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the applicable party at the addresses indicated below:

                  If to the Purchaser:

                           Acacia Research Corporation
                           500 Newport Center Drive
                           Suite 700
                           Newport Beach, California 92660
                           Attention:  Robert A. Berman, Senior Vice President
                                       and General Counsel

                  If to a Seller, to the address set forth below such Seller's name on the signature page hereto.

         6.4 COSTS, EXPENSES AND TAXES. Each party shall pay its own fees in connection with the investigation, preparation, execution and delivery of this Agreement and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby. In addition, each Seller shall pay any and all material stamp and other taxes payable or determined to be payable by such Seller in connection with the execution and delivery of this Agreement and other instruments and documents to be delivered hereunder or thereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

         6.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Sellers and the Purchaser and their respective successors and assigns.

         6.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof for a period of three (3) years from the date of this Agreement.

         6.7 PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         6.8 SEVERABILITY. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         6.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         6.10 JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in Orange County, California or any California state court located in Orange County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.3 shall be deemed effective service of process on such party.

         6.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         6.12 REPRESENTATION BY COUNSEL/GENERAL INTERPRETATION/MUTUAL CONTRIBUTION. The parties hereto acknowledge that each party to this Agreement is sophisticated and has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement, and that the parties and their counsel have mutually contributed to the drafting of this Agreement. Accordingly, no provision of this Agreement shall be construed against any party on the ground that that party or its counsel draft the provision or caused it to be drafted. No rule of strict construction will be applied against any party. The provision of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

         6.13 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendments thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         6.14 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         6.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         6.16 FURTHER ASSURANCES. From and after the date of this Agreement, upon the reasonable request of the Purchaser, each Seller shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or individuals thereunder duly authorized, as of the date first above written.

PURCHASER:                                       ACACIA RESEARCH CORPORATION


                                                 By:   /S/ PAUL R. RYAN
                                                       -----------------------
                                                       Paul R. Ryan
                                                       Chief Executive Officer

            Sellers signature page to Common Stock Purchase Agreement



                                    MILTON ARONOWITZ, JR.

                                    /S/ MILTON ARONOWITZ, JR.
                                    --------------------------------------------

                                    Number of shares of common stock of AMS
                                    held by Seller: 30,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 5,000


                                    PHILIP J. CHELSVIG

                                    /S/ PHILIP J. CHELSVIG
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 125,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 20,833


                                    DOMINIC F. MORTELLARO


                                    /S/ DOMINIC F. MORTELLARO
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 50,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 8,333

                Signature page to Common Stock Purchase Agreement



                                    CARL D. SELKIRK & MARGARET L. SELKIRK

                                    /S/ CARL D. SELKIRK
                                    --------------------------------------------


                                    /S/ MARGARET L. SELKIRK
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 50,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 8,333


                                    DAVID M. LACKEY

                                    /S/ DAVID M. LACKEY
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 40,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 6,667


                                    DONALD F. RICHEY, M.D.

                                    /S/ DONALD F. RICHEY, M.D.
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 25,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 4,167

                Signature page to Common Stock Purchase Agreement



                                    CALVIN C. LAYLAND DPM INC. PENSION & PROFIT
                                    SHARING PLAN

                                    By:   /S/ CALVIN C. LAYLAND
                                          --------------------------------------
                                          Calvin C. Layland

                                    Number of shares of common stock of AMS held by Seller: 50,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 8,333


                                    ALAN LYNNE FAMILY LIMITED PARTNERSHIP

                                    By:   /S/ FREDERIC A. GLADLE
                                          --------------------------------------
                                          Frederic A. Gladle, Management Trust
                                          General Partner for the Alan Lynne
                                          Family Limited Partnership

                                    Number of shares of common stock of AMS held by Seller: 50,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 8,333

                Signature page to Common Stock Purchase Agreement




                                    DRAKE REVOCABLE TRUST 2001, JOHN D. DRAKE
                                    AND VIRGINIA L. DRAKE, TRUSTEES

                                    By:   /S/ VIRGINIA L. DRAKE
                                          --------------------------------------
                                          Virginia L. Drake, Trustee

                                    Number of shares of common stock of AMS held by Seller: 250,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 41,667


                                    KEVIN BRUCE KENNELLY

                                    /S/ KEVIN BRUCE KENNELLY
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 200,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 33,333

                Signature page to Common Stock Purchase Agreement




                                    FARMER CHILDREN'S TRUST

                                    By:   /S/ IRENE C. FARMER
                                          --------------------------------------
                                          Irene C. Farmer, Trustee

                                    Number of shares of common stock of AMS held by Seller: 25,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 4,167


                                    PHILIP T. CHING AND/OR BEVERLY S. CHING,
                                    TRUSTEES TO P.T. CHING AND B.S. CHING LIVING
                                    TRUST DTD JUNE 28, 1988

                                    By:   /S/ PHILIP T. CHING
                                          --------------------------------------
                                          Philip T. Ching, Trustee


                                    By:   /S/ BEVERLY S. CHING
                                          --------------------------------------
                                          Beverly S. Ching, Trustee

                                    Number of shares of common stock of AMS held by Seller: 100,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 16,667

                Signature page to Common Stock Purchase Agreement




                                    JOSEPH C. TSAI

                                    /S/ JOSEPH C. TSAI
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 12,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 2,000


                                    CHU LIVING TRUST DATED OCTOBER 2, 2000

                                    By:   /S/ PRISCILLA K. CHU
                                          --------------------------------------
                                          Priscilla K. Chu, Trustee

                                    Number of shares of common stock of AMS held by Seller: 25,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 4,167


                                    BRIAN T. CHING

                                    /S/ BRIAN T. CHING
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 40,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 6,667

                Signature page to Common Stock Purchase Agreement




                                    BRENT D. CHING

                                    /S/ BRENT D. CHING
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 34,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 5,667


                                    BRADLEY T. CHING

                                    /S/ BRADLEY T. CHING
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 34,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 5,667


                                    M. ROBERT CHING M.D.
                                    TRUSTEE M. ROBERT CHING
                                    M.D. INC., DEFINED BENEFIT
                                    PENSION PLAN

                                    By:   /S/ M. ROBERT CHING, M.D.
                                          --------------------------------------
                                          M. Robert Ching, M.D., and Trustee

                                    Number of shares of common stock of AMS held by Seller: 64,500

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 10,750

                Signature page to Common Stock Purchase Agreement




                                    M. ROBERT CHING PHYLLIS J. CHING LIVING
                                    TRUST


                                    By:   /S/ M. ROBERT CHING, M. D.
                                          --------------------------------------
                                          M. Robert Ching, M.D., and Trustee

                                    Number of shares of common stock of AMS held by Seller: 508,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 84,667


                                    FREDERICK L. SIMMONS

                                    /S/ FREDERICK L. SIMMONS
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 25,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 4,167


                                    PATSY Z. DEWEY

                                    /S/ PATSY Z. DEWEY
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 25,000

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 4,167

                Signature page to Common Stock Purchase Agreement




                                    FRED FINOCCHIARO

                                    /S/ FRED FINOCCHIARO
                                    --------------------------------------------

                                    Number of shares of common stock of AMS held by Seller: 12,250

                                    Number of shares of Acacia Research-
                                    CombiMatrix Common Stock to be received by
                                    Seller: 2,042